UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

Analog Devices, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA		02062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On June 5, 2012, Lisa Su was elected to the Board of Directors of the Company. Ms. Su was also appointed to the Nominating and Corporate Governance Committee of the Board of Directors. In connection with her service on the Board of Directors, Ms. Su will receive an annual cash retainer of $60,000, paid quarterly. In connection with her service on the Nominating and Corporate Governance Committee of the Board of Directors, Ms. Su will also receive an annual cash retainer of $3,000, paid quarterly.

Ms. Su will automatically be granted on July 16, 2012 (or the next succeeding business day that the NASDAQ is open) equity awards under the Company’s 2006 Stock Incentive Plan with a market value on the grant date of $123,000, as follows:

(a)	a non-qualified stock option to purchase the number of shares of common stock of the Company (rounded to the nearest 10 shares) with a Black Scholes value of $61,500 on the grant date, which shall vest and become exercisable with respect to the shares covered thereby on the first anniversary of the grant date; and

(b)	a number of restricted stock units (rounded to the nearest 5 shares) determined by dividing $61,500 by the fair market value of the Company’s common stock on the grant date, which shall vest and convert into shares of the Company’s common stock on the first anniversary of the grant date.

On an annual basis, each incumbent non-employee director is automatically granted: (a) a non-qualified stock option to purchase a number of shares of common stock approved by the Board at an exercise price equal to the closing price of the common stock on the grant date; and (b) a restricted stock unit award for a number of shares of common stock approved by the Board, each on the date of the Company’s annual meeting of shareholders (with the number of shares subject to the first annual grant of options and restricted stock units to be pro-rated based on the length of service between the director’s initial election date and the date of the annual meeting of shareholders).

Director equity awards vest in full upon the occurrence of a Change in Control Event (as defined in the Company’s 2006 Stock Incentive Plan) or the director’s death. If the director ceases to serve as a director by reason of his or her disability, as determined by the Board, each RSU will vest in full and each option will continue to vest over its remaining term on the dates it otherwise would have vested if the director’s service had not been terminated for disability. In addition, upon the occurrence of a Change in Control Event or in the event of the director’s death, disability or retirement after age 60, each vested option will continue to be exercisable for the balance of its term.

A press release related to the election of Ms. Su is filed as Exhibit 99.1 to this Current Report, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated June 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2012	ANALOG DEVICES, INC.

	By:	/s/ Margaret K. Seif
Margaret K. Seif
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 7, 2012